Exhibit 32.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of First State Bancorporation, a New Mexico corporation (the “Company”), for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, H. Patrick Dee, as President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to First State Bancorporation and will be retained by First State Bancorporation and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ H. PATRICK DEE
H. Patrick Dee
President, Chief Executive Officer, and Treasurer

March 31, 2010

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.